Exhibit 99.1

MURPHY OIL ANNOUNCES THIRD QUARTER EARNINGS

EL DORADO, Arkansas, November 4, 2009 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the third quarter of 2009 was $188.9 million, $0.98 per diluted share, compared to net income of $584.4 million, $3.04 per diluted share, in the third quarter of 2008. The Company’s income decreased in 2009 compared to 2008 due to significantly lower sales prices for oil and natural gas produced in the exploration and production operations and lower earnings from the refining and marketing operations.

For the first nine months of 2009, net income totaled $518.8 million, $2.70 per diluted share, compared to $1.61 billion, $8.39 per diluted share, for the same period in 2008. The first nine months of 2009 included income from discontinued operations of $97.8 million, $0.51 per diluted share, which arose primarily from a gain on sale of the Company’s operations in Ecuador in March 2009. The 2008 period included after-tax gains on sale of Canadian assets totaling $108.3 million, $0.57 per diluted share, which is included in continuing operations.

Third Quarter 2009 vs. Third Quarter 2008

Exploration and Production (E&P)

Reviewing quarterly results by type of business, the Company’s income contribution from E&P continuing operations was $184.1 million in the third quarter of 2009 compared to $530.5 million in the same quarter of 2008. The reduced earnings in 2009 compared to 2008 were primarily based on lower oil and natural gas sales prices and higher expenses for production operations and depreciation. Total crude oil and gas liquids production from continuing operations was 131,637 barrels per day in the third quarter 2009 compared to 111,751 barrels per day in the 2008 quarter, with the 18% increase primarily attributable to a combination of higher production at the Kikeh field, offshore Sabah, Malaysia, and new production at two fields that started up during the third quarter 2009 – the Thunder Hawk field in the Gulf of Mexico and the Azurite field offshore the Republic of the Congo. In the 2008 quarter, U.S. crude oil and natural gas production was adversely affected for fields shut-in by hurricanes Gustav and Ike. Lower 2009 oil production offshore Eastern Canada was attributable to normal decline and a higher royalty rate at the Hibernia field and downtime for scheduled maintenance at the Terra Nova field. Crude oil sales volumes from continuing operations averaged 128,187 barrels per day in the third quarter of 2009 compared to 111,338 barrels per day in the 2008 period. The Company’s worldwide crude oil, condensate and natural gas liquids sales prices from continuing operations averaged $61.13 per barrel for the 2009 third quarter compared to $112.55 per barrel in the same quarter of 2008. Natural gas sales volumes were 182 million cubic feet per day in the third quarter 2009 compared to 46 million cubic feet per day in the third quarter of 2008, with the nearly 300% increase primarily due to higher production at the Tupper area in Western Canada and at the Kikeh field, offshore Sabah Malaysia. North American natural gas volumes were sold at an average of $3.01 per thousand cubic feet (MCF) during the 2009 third quarter compared to $11.51 per MCF during the 2008 quarter. Exploration expenses were $37.9 million in the 2009 quarter compared to $83.4 million in the same period of 2008, with the decrease primarily attributable to lower dry hole costs, mostly in the Gulf of Mexico and offshore Malaysia, and lower undeveloped lease amortization expense for the Tupper properties.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated a quarterly profit of $37.2 million in the third quarter 2009 compared to a profit of $85.8 million in the 2008 third quarter. North American R&M earnings declined in the 2009 period compared to 2008 primarily due to weaker U.S. retail marketing margins. The U.K. results in the 2009 and 2008 third quarters were below break-even due to weak refining margins in each period.

Corporate

The after-tax costs of corporate functions were $32.4 million in the 2009 quarter compared to costs of $31.3 million in the 2008 quarter. The Company earned lower interest income on invested cash balances in 2009 compared to 2008, but lower net interest expense, lower foreign exchange losses and income tax benefits in the 2009 period mostly offset the reduction in interest income.

First Nine Months 2009 vs. First Nine Months 2008

Exploration and Production (E&P)

The Company’s E&P continuing operations earned $352.7 million in the first nine months of 2009 compared to $1.53 billion in the same period of 2008. The primary reasons for the lower 2009 earnings were weaker crude oil and natural gas sales prices in the current period and no repeat of after-tax gains from the sales of Canadian assets totaling $108.3 million in 2008. Higher crude oil and natural gas sales volumes in the 2009 period partially offset the effects of the lower sales prices. Continuing operations excludes the results of discontinued operations in Ecuador, which had income of $97.8 million in the 2009 period mostly associated with a gain on sale of these assets in March 2009. Crude oil and gas liquids production from continuing operations for the nine months of 2009 averaged 127,911 barrels per day compared to 106,993 barrels per day in 2008. The 20% crude oil production increase in 2009 was primarily attributable to higher Kikeh field volumes. Natural gas sales were 147 million cubic feet per day in 2009 compared to 57 million cubic feet per day in 2008, with the greater than 150% increase primarily attributable to volumes produced at Tupper and Kikeh, both of which commenced gas production in December 2008. Crude oil, condensate and gas liquids sales prices from continuing operations averaged $52.59 per barrel in the 2009 period compared to $105.36 per barrel in 2008. North American natural gas was sold for $3.50 per MCF in 2009, down from $10.27 per MCF in 2008. Exploration expenses were $184.0 million in 2009 compared to $210.3 million in 2008 as the current-year period primarily included lower expenses for seismic acquisitions in the Gulf of Mexico and leasehold amortization at Tupper properties in Western Canada. Dry hole costs increased in the 2009 period mostly due to unsuccessful exploration drilling in Australia and the Republic of the Congo, but partially offset by reduced costs in Malaysia and the United States.

Refining and Marketing (R&M)

The Company’s refining and marketing operations generated a profit of $75.8 million in the first nine months of 2009 compared to a profit of $173.3 million in 2008. The lower 2009 R&M results compared to 2008 in North America were primarily due to weaker retail fuel margins, while results in the United Kingdom were mostly hurt by significantly weaker refining margins.

Corporate

Corporate after-tax costs were $7.5 million in the first nine months of 2009 compared to $95.8 million in the 2008 period. The 2009 period included less net interest expense due to lower average interest rates on long-term borrowings and higher interest amounts capitalized to development projects. The current year also had foreign exchange gains of $42.7 million after taxes, whereas foreign exchange effects were net losses of $27.9 million in the 2008 period. Interest income earned on invested cash balances was significantly less in the 2009 period compared to 2008 due to lower yields paid by financial institutions in the current year.

David M. Wood, President and Chief Executive Officer, commented, “The Company added significant production in the third quarter 2009, with the start-up of a new area during each month of the quarter. The Thunder Hawk field in Mississippi Canyon Block 734 in the deepwater Gulf of Mexico started oil and gas production in July; the Azurite field in Block MPS offshore the Republic of the Congo commenced oil production in August; and new natural gas production came onstream in the waters off Sarawak in Block SK 309 Malaysia in September. These new fields add significant production for the Company, with combined totals of 37,000 barrels of oil equivalent a day anticipated during the fourth quarter 2009. At a time of expanding production, oil prices have improved slightly over recent weeks, no doubt boosted by signs of economic recovery after a prolonged period of worldwide recession. A three-well drilling program on our Eagle Ford shale acreage in South Texas is underway. We recently added some diversity to our downstream operations in the U.S. with the acquisition of an ethanol production facility in Hankinson, North Dakota, in early October. This plant is now fully operational and its production design rate is 110 million gallons per annum.

“Production in the fourth quarter of 2009 is expected to average 193,000 barrels of oil equivalent per day, but sales volumes are projected to average 184,000 barrels of oil equivalent per day. We currently expect earnings in the fourth quarter to be between $0.75 and $0.90 per diluted share. These earnings are based on projected losses of $24.0 million from our refining and marketing business and total exploration expense ranging from $40 to $75 million. Projected results for the fourth quarter could be affected by commodity prices, drilling results, timing of oil sales and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss third quarter 2009 results on Thursday, November 5 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-877-941-6009. The telephone reservation number for the call is 4171047. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through November 9 by calling 1-800-406-7325. Audio downloads will also be available on the Murphy website through December 1 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the third quarter and nine months of 2009 with comparisons to 2008 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2008 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2009		Three Months Ended September 30, 2008*

	Revenues	Income	Revenues	Income

Exploration and production
United States	$138.5	6.0	142.5	41.0
Canada	185.4	44.6	368.3	166.8
United Kingdom	15.1	2.1	62.9	20.5
Malaysia	416.3	156.2	649.2	308.3
Other	.3	(24.8)	1.5	(6.1)

	755.6	184.1	1,224.4	530.5

Refining and marketing
North America	3,716.9	46.3	5,665.9	91.3
United Kingdom	751.7	(9.1)	1,376.2	(5.5)

	4,468.6	37.2	7,042.1	85.8

	5,224.2	221.3	8,266.5	616.3
Intersegment transfers elimination	(21.8)	—	(81.4)	—

	5,202.4	221.3	8,185.1	616.3
Corporate	(18.6)	(32.4)	(17.6)	(31.3)

Revenue/income from continuing operations	5,183.8	188.9	8,167.5	585.0
Discontinued operations, net of tax	—	—	—	(.6)

Total revenues/net income	$5,183.8	188.9	8,167.5	584.4

	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008*

	Revenues	Income	Revenues	Income

Exploration and production
United States	$292.4	2.6	468.1	159.5
Canada	495.1	38.8	1,194.8	554.5
United Kingdom	41.9	9.1	186.5	67.0
Malaysia	1,059.9	400.9	1,657.9	776.4
Other	1.0	(98.7)	2.3	(23.2)

	1,890.3	352.7	3,509.6	1,534.2

Refining and marketing
North America	9,354.9	82.3	15,728.9	97.3
United Kingdom	1,925.6	(6.5)	3,928.4	76.0

	11,280.5	75.8	19,657.3	173.3

	13,170.8	428.5	23,166.9	1,707.5
Intersegment transfers elimination	(52.4)	—	(131.7)	—

	13,118.4	428.5	23,035.2	1,707.5
Corporate	66.8	(7.5)	(14.0)	(95.8)

Revenue/income from continuing operations	13,185.2	421.0	23,021.2	1,611.7
Discontinued operations, net of tax	—	97.8	—	.9

Total revenues/net income	$13,185.2	518.8	23,021.2	1,612.6

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Other	Synthetic Oil – Canada	Total

Three Months Ended September 30, 2009

Oil and gas sales and other revenues	$138.5	100.9	15.1	416.3	.3	84.5	755.6
Production expenses	31.9	23.3	7.8	85.4	—	41.5	189.9
Depreciation, depletion and amortization	79.9	41.3	3.1	76.9	.5	7.7	209.4
Accretion of asset retirement obligations	1.7	1.1	.4	2.0	.1	1.2	6.5
Exploration expenses
Dry holes	.9	—	—	.1	14.7	—	15.7
Geological and geophysical	1.2	3.0	—	.4	.5	—	5.1
Other	.6	.1	.1	—	3.5	—	4.3

	2.7	3.1	.1	.5	18.7	—	25.1
Undeveloped lease amortization	10.3	1.3	—	—	1.2	—	12.8

Total exploration expenses	13.0	4.4	.1	.5	19.9	—	37.9

Terra Nova working interest redetermination	—	1.3	—	—	—	—	1.3
Selling and general expenses	2.8	4.3	.5	(.6)	4.6	.2	11.8

Results of operations before taxes	9.2	25.2	3.2	252.1	(24.8)	33.9	298.8
Income tax provisions	3.2	5.5	1.1	95.9	—	9.0	114.7

Results of operations (excluding corporate overhead and interest)	6.0	19.7	2.1	156.2	(24.8)	24.9	184.1

Three Months Ended September 30, 2008*

Oil and gas sales and other revenues	$142.5	219.7	62.9	649.2	1.5	148.6	1,224.4
Production expenses	15.8	20.0	10.9	65.1	—	45.5	157.3
Depreciation, depletion and amortization	25.2	25.6	7.3	63.4	.3	7.1	128.9
Accretion of asset retirement obligations	1.7	1.1	.6	1.4	.2	.1	5.1
Exploration expenses
Dry holes	17.9	—	—	25.0	—	—	42.9
Geological and geophysical	5.1	2.2	—	1.2	.7	—	9.2
Other	.5	.1	.1	(.1)	1.8	—	2.4

	23.5	2.3	.1	26.1	2.5	—	54.5
Undeveloped lease amortization	6.8	22.0	—	—	.1	—	28.9

Total exploration expenses	30.3	24.3	.1	26.1	2.6	—	83.4

Selling and general expenses	6.1	2.9	1.8	(.6)	4.0	.3	14.5

Results of operations before taxes	63.4	145.8	42.2	493.8	(5.6)	95.6	835.2
Income tax expenses	22.4	45.8	21.7	185.5	.5	28.8	304.7

Results of operations (excluding corporate overhead and interest)	$41.0	100.0	20.5	308.3	(6.1)	66.8	530.5

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(Millions of dollars)	United States	Canada	United Kingdom	Malaysia	Other	Synthetic Oil – Canada	Total

Nine Months Ended September 30, 2009

Oil and gas sales and other revenues	$292.4	302.5	41.9	1,059.9	1.0	192.6	1,890.3
Production expenses	62.8	71.7	13.3	174.5	—	131.3	453.6
Depreciation, depletion and amortization	167.4	122.8	8.4	212.4	1.2	19.9	532.1
Accretion of asset retirement obligations	5.1	3.1	1.2	5.6	.4	3.2	18.6
Exploration expenses
Dry holes	11.7	—	—	13.9	58.6	—	84.2
Geological and geophysical	2.8	4.3	—	.6	13.4	—	21.1
Other	5.0	.3	.3	—	6.6	—	12.2

	19.5	4.6	.3	14.5	78.6	—	117.5
Undeveloped lease amortization	23.2	40.2	—	—	3.1	—	66.5

Total exploration expenses	42.7	44.8	.3	14.5	81.7	—	184.0

Terra Nova working interest redetermination	—	36.4	—	—	—	—	36.4
Selling and general expenses	13.3	12.1	2.1	(1.4)	16.3	.6	43.0

Results of operations before taxes	1.1	11.6	16.6	654.3	(98.6)	37.6	622.6
Income tax provisions (benefits)	(1.5)	2.6	7.5	253.4	.1	7.8	269.9

Results of operations (excluding corporate overhead and interest)	$2.6	9.0	9.1	400.9	(98.7)	29.8	352.7

Nine Months Ended September 30, 2008*

Oil and gas sales and other revenues	$468.1	807.6	186.5	1,657.9	2.3	387.2	3,509.6
Production expenses	48.5	66.8	24.1	174.1	—	146.5	460.0
Depreciation, depletion and amortization	80.8	85.5	21.3	166.9	.7	20.3	375.5
Accretion of asset retirement obligations	4.6	3.5	1.7	4.0	.6	.5	14.9
Exploration expenses
Dry holes	18.1	—	—	35.8	—	—	53.9
Geological and geophysical	27.2	14.8	—	13.4	1.4	—	56.8
Other	4.8	.3	.5	—	8.6	—	14.2

	50.1	15.1	.5	49.2	10.0	—	124.9
Undeveloped lease amortization	18.5	66.1	—	—	.8	—	85.4

Total exploration expenses	68.6	81.2	.5	49.2	10.8	—	210.3

Selling and general expenses	18.1	9.7	3.6	(.1)	12.8	.7	44.8

Results of operations before taxes	247.5	560.9	135.3	1,263.8	(22.6)	219.2	2,404.1
Income tax expenses	88.0	159.1	68.3	487.4	.6	66.5	869.9

Results of operations (excluding corporate overhead and interest)	$159.5	401.8	67.0	776.4	(23.2)	152.7	1,534.2

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008*	2009	2008*

Revenues	$5,183,757	8,167,492	13,185,155	23,021,235

Costs and expenses
Crude oil and product purchases	4,092,713	6,495,942	10,223,288	18,312,432
Operating expenses	421,621	433,160	1,157,871	1,248,208
Exploration expenses	37,899	83,440	183,950	210,336
Selling and general expenses	56,712	56,289	175,146	170,437
Depreciation, depletion and amortization	245,539	164,551	637,737	480,496
Accretion of asset retirement obligations	6,717	5,346	19,134	15,630
Redetermination of Terra Nova working interest	1,301	—	36,392	—
Interest expense	12,611	16,622	37,783	59,326
Interest capitalized	(4,135)	(7,292)	(26,585)	(20,236)

	4,870,978	7,248,058	12,444,716	20,476,629

Income from continuing operations before income taxes	312,779	919,434	740,439	2,544,606
Income tax expense	123,902	334,417	319,478	932,867

Income from continuing operations	188,877	585,017	420,961	1,611,739
Income (loss) from discontinued operations, net of tax	—	(595)	97,790	879

Net income	$188,877	584,422	518,751	1,612,618

Per Common share - Basic
Continuing operations	$.99	3.08	2.21	8.51
Discontinued operations	—	—	.51	—

Total	$.99	3.08	2.72	8.51

Per Common share - Diluted
Continuing operations	$.98	3.04	2.19	8.39
Discontinued operations	—	—	.51	—

Total	$.98	3.04	2.70	8.39

Cash dividends per Common share	$.25	.25	.75	.625

Average Common shares outstanding (thousands)
Basic	190,811	189,788	190,692	189,500
Diluted	192,642	192,243	192,375	192,220

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2009	2008[1]	2009	2008[1]
Operating Activities
Net income	$188,877	584,422	518,751	1,612,618
Income (loss) from discontinued operations	—	(595)	97,790	879

Income from continuing operations	188,877	585,017	420,961	1,611,739
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	245,539	164,551	637,737	480,496
Amortization of deferred major repair costs	6,543	7,375	19,272	20,551
Expenditures for asset retirements	(7,622)	(4,285)	(44,308)	(7,213)
Dry hole costs	15,752	42,878	84,228	53,883
Amortization of undeveloped leases	12,870	28,913	66,534	85,428
Accretion of asset retirement obligations	6,717	5,346	19,134	15,630
Deferred and noncurrent income tax charges	22,215	54,794	46,454	217,347
Pretax gain from disposition of assets	(151)	(336)	(3,736)	(134,582)
Net (increase) decrease in operating working capital other than cash and cash equivalents	54,106	149,881	(139,029)	115,354
Other - net	129,119	10,474	79,548	35,795

Net cash provided by continuing operations	673,965	1,044,608	1,186,795	2,494,428
Net cash provided (required) by discontinued operations	—	43,470	(328)	102,236

Net cash provided by operating activities	673,965	1,088,078	1,186,467	2,596,664

Investing Activities
Property additions and dry holes	(537,135)	(544,422)	(1,542,032)	(1,554,751)
Proceeds from sale of assets	410	662	1,570	361,339
Purchases of investment securities[2]	(569,427)	(266,038)	(1,755,184)	(611,110)
Proceeds from maturity of investment securities[2]	359,796	—	1,381,211	—
Expenditures for major repairs	(2,576)	(5,513)	(15,528)	(38,665)
Other - net	(10,903)	(2,075)	(26,154)	(13,690)
Investing activities of discontinued operations
Sales proceeds	—	—	78,908	—
Other	—	(808)	(845)	(5,395)

Net cash required by investing activities	(759,835)	(818,194)	(1,878,054)	(1,862,272)

Financing Activities
Increase (decrease) in notes payable	(51,500)	(474,195)	453,500	(447,195)
Decrease in nonrecourse debt of a subsidiary	—	—	(2,572)	(5,235)
Proceeds from exercise of stock options and employee stock purchase plans	3,165	1,020	8,594	21,463
Excess tax benefits related to exercise of stock options	444	357	2,475	18,666
Cash dividends paid	(47,701)	(47,608)	(143,027)	(118,834)

Net cash provided (required) by financing activities	(95,592)	(520,426)	318,970	(531,135)

Effect of exchange rate changes on cash and cash equivalents	(10,554)	(37,863)	21,574	(48,864)

Net increase (decrease) in cash and cash equivalents	(192,016)	(288,405)	(351,043)	154,393
Cash and cash equivalents at beginning of period	507,083	1,116,505	666,110	673,707

Cash and cash equivalents at end of period	$315,067	828,100	315,067	828,100

[1]	Reclassified to conform to current presentation.
[2]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2008)

(Millions of dollars)

	Sept. 30, 2009	Dec. 31, 2008

Total current assets	$3,182.7	2,847.0
Total current liabilities	1,986.0	1,888.2
Total assets	12,279.0	11,149.1
Long-term debt	1,479.9	1,026.2
Stockholders’ equity	6,951.4	6,278.9

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Capital expenditures - continuing operations
Exploration and production
United States	$75.3	75.4	288.8	353.2
Canada	91.6	152.8	252.1	358.7
Malaysia	256.9	204.3	630.1	493.7
Other	94.0	50.4	271.8	140.4

	517.8	482.9	1,442.8	1,346.0

Refining and marketing
North America	46.0	68.2	111.0	273.1
United Kingdom	31.1	31.1	68.3	46.4

	77.1	99.3	179.3	319.5

Corporate	0.3	0.5	2.0	2.3

Total capital expenditures - continuing operations	595.2	582.7	1,624.1	1,667.8

Charged to exploration expenses*
United States	2.7	23.5	19.5	50.1
Canada	3.1	2.3	4.6	15.1
Malaysia	0.5	26.1	14.5	49.2
Other	18.8	2.6	78.9	10.5

Total charged to exploration expenses	25.1	54.5	117.5	124.9

Total capitalized	$570.1	528.2	1,506.6	1,542.9

* Excludes amortization of undeveloped leases of	$12.8	28.9	66.5	85.4

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net crude oil, condensate and gas liquids produced – barrels per day	131,637	118,797	129,672	114,559
Continuing operations	131,637	111,751	127,911	106,993
United States	19,639	9,151	15,502	11,373
Canada – light	21	—	8	62
– heavy	6,581	7,254	6,976	8,801
– offshore	10,538	16,379	12,822	17,214
– synthetic	13,804	13,110	12,458	11,953
United Kingdom	2,165	2,713	3,487	4,917
Malaysia	76,290	63,144	75,782	52,673
Republic of Congo	2,599	—	876	—
Discontinued operations	—	7,046	1,761	7,566

Net crude oil, condensate and gas liquids sold – barrels per day	128,187	117,891	124,988	118,395
Continuing operations	128,187	111,338	123,435	110,888
United States	19,639	9,151	15,502	11,373
Canada – light	21	—	8	62
– heavy	6,581	7,254	6,976	8,801
– offshore	9,554	15,014	13,087	16,132
– synthetic	13,804	13,110	12,458	11,953
United Kingdom	2,202	5,460	2,434	5,616
Malaysia	76,386	61,349	72,970	56,951
Republic of Congo	—	—	—	—
Discontinued operations	—	6,553	1,553	7,507

Net natural gas sold – thousands of cubic feet per day	182,199	45,948	147,240	56,518
United States	63,304	38,846	55,141	46,816
Canada	55,115	1,122	45,982	2,538
United Kingdom	2,758	5,980	2,782	7,164
Malaysia – Kikeh	57,980	—	42,310	—
– other	3,042	—	1,025	—

Total net hydrocarbons produced – equivalent barrels per day*	162,004	126,455	154,212	123,979
Total net hydrocarbons sold – equivalent barrels per day*	158,554	125,549	149,528	127,815

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Weighted average sales prices
Crude oil, condensate and natural gas liquids – dollars per barrel (1)
United States	$65.57	118.87	54.50	108.99
Canada (2) – heavy	46.75	80.87	36.35	70.97
– offshore	67.94	119.06	54.25	111.76
– synthetic	66.54	122.41	56.62	117.70
United Kingdom	68.93	111.89	56.75	106.48
Malaysia (3)	59.18	111.71	52.62	105.48
Natural gas – dollars per thousand cubic feet
United States (1)	$3.33	11.64	3.96	10.44
Canada (2)	2.65	7.05	2.95	7.19
United Kingdom (2)	3.91	11.81	5.15	11.21
Malaysia – Kikeh	0.24	—	0.23	—
– other	3.31	—	3.31	—

Refinery inputs – barrels per day	250,081	232,020	244,627	240,837
North America	146,371	120,793	141,635	127,709
United Kingdom	103,710	111,227	102,992	113,128

Petroleum products sold – barrels per day	553,698	535,284	532,240	536,291
North America	448,685	422,132	428,405	424,294
Gasoline	326,833	313,097	316,436	310,444
Kerosine	13,243	3,366	12,566	2,466
Diesel and home heating oils	78,712	78,563	74,895	89,364
Residuals	14,735	15,815	14,849	14,881
Asphalt, LPG and other	15,162	11,291	9,659	7,139
United Kingdom	105,013	113,152	103,835	111,997
Gasoline	28,491	30,200	29,272	34,065
Kerosine	16,853	18,912	12,541	14,473
Diesel and home heating oils	35,867	29,780	37,303	34,263
Residuals	10,068	15,562	9,696	14,053
LPG and other	13,734	18,698	15,023	15,143

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Prices are net of payments under the terms of the production sharing contracts for Blocks K and SK 309.